SCHEDULE 14A

Amendment No.2

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  [X]

Check the appropriate box:

[  ]  Preliminary Proxy Statement

[  ]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]  Definitive Proxy Statement

[  ]  Definitive Additional Materials

[  ]  Soliciting Material Pursuant to Section 2409.14a.12

WESTSPHERE ASSET CORPORATION, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[  ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)

Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

(3)

Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule

0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)

Proposed maximum aggregate value of transaction:

(5)

Total fee paid:

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

Amount Previously Paid: Not Applicable

(2)

Form, Schedule or Registration Statement No.:  Not Applicable

(3)

Filing Party:  Not Applicable

(4)

Date Filed:  Not Applicable

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND

MANAGEMENT PROXY STATEMENT

WESTSPHERE ASSET CORPORATION, INC.

This information is provided in connection with the solicitation by the management of Westsphere Asset Corporation, Inc. (the “Corporation”) of proxies to be voted at the Annual Meeting of the Shareholders of the Corporation to be held on January 22, 2005, at the Corporate Head Office located at 2140 Pegasus Way N.E. Calgary, Alberta at 10:00 a.m.

January 20, 2005

WESTSPHERE ASSET CORPORATION, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

January 20, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Meeting”) of Westsphere Asset Corporation, Inc. (the “Corporation”) will be held on January 22, 2005 at 10:00 a.m. at 2140 Pegasus Way N.E. Calgary, Alberta, T2E 8M5 for the following purposes:

1.

 to elect six members of the Board of Directors for the ensuing year;

2.

 to appoint the auditors for the Corporation and to authorize the Directors to fix their remuneration;

3.

to approve the distribution of a portion of the issued and outstanding shares of the Corporations wholly-owned subsidiary, Vencash Capital Corporation, to the Corporations shareholders on a pro rata basis, as of a record date of  October 1, 2004;

4.

to ratify and approve the terms, rights and preferences of the Corporation's preferred stock which class of stock was previously approved by the shareholders of the Corporation as described in the attached Proxy Statement;

5.

to approve a reverse split of the Corporation’s issued and outstanding shares of common stock at a rate of twenty to one (20:1), with all fractional shares rounded up to the next whole number with the Corporation’s total number of authorized shares of common stock following the reverse split set at  twenty to one (20:1);

6.

to approve a stock option or stock award plan for the independent members of the Board of Directors  for a total number of 750,000 shares; and

7.

to transact such other business as may properly be brought before the Meeting or any adjournment thereof.

Please refer to the enclosed Proxy Statement and related materials. A copy of the Annual Report to Shareholders on Form 10-KSB is also enclosed.

DATED at Calgary, Alberta this 20th day of January, 2005

BY ORDER OF THE BOARD OF DIRECTORS

/s/Douglas N MacDonald

Douglas N. Mac Donald

President and Chief Executive Officer

IMPORTANT:

Shareholders may exercise their rights by attending the Meeting or by completing a Form of Proxy. Should you be unable to attend the Meeting in person, please complete, sign and return the enclosed Form of Proxy as soon as possible in the envelope provided therein. Proxies must be deposited or received at the offices of the Corporation no later than the close of business on the last business day immediately preceding the Meeting or any adjournment thereof or may be delivered to the chairman at the Meeting or any adjournment thereof. The Proxy shall not be used if the shareholder attends the Meeting in person.

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS	2
SOLICITATION OF PROXIES	4
APPOINTMENT AND REVOCATION OF PROXIES	4
NON-REGISTERED HOLDERS	4
EXERCISE OF DISCRETION BY PROXY	5
VOTING SHARES	5
PRINCIPAL HOLDERS	6
ELECTION OF DIRECTORS	8
COMPENSATION OF DIRECTORS AND OFFICERS OF THE CORPORATION	10
APPOINTMENT OF AUDITORS	12
SPIN OFF VENCASH CAPITAL CORPORATION	14
DEFINING TERMS OF CLASS OF PREFERRED STOCK	14
REVERSE SPLIT	15
QUORUM AND VOTING	15
INDEPENDENT DIRECTORS STOCK OPTION OR STOCK AWARD PLAN	15
OTHER MATTERS	15
SHAREHOLDERS PROPOSALS	15

WESTSPHERE ASSET CORPORATION, INC.

PROXY STATEMENT

SOLICITATION OF PROXIES

This Proxy Statement (this “Proxy Statement”) is provided in connection with the solicitation by the management of Westsphere Asset Corporation, Inc.  (the “Corporation”) of proxies to be used at the Annual Meeting of Shareholders (the “Meeting”) of the Corporation to be held at the time and place and for the set purposes set forth in the accompanying Notice of Annual Meeting (the “Notice of Meeting”).  Solicitation of proxies will be accomplished primarily by mail. However, officers and employees of the Corporation may also solicit proxies by telephone, facsimile or in person. The cost of solicitation of proxies will be borne by the Corporation.  The Corporation will be sending copies of this Proxy Statement and form of Proxy attached hereto to its shareholders of record as of October 1, 2004, approximately on December  22, 2004.

APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the enclosed Form of Proxy are officers and/or directors of the Corporation. A shareholder has the right to appoint as his or her proxy a person who need not be a shareholder other than those whose names are printed on the accompanying Form of Proxy. A shareholder who wishes to appoint some other person to represent him or her at the Meeting may do so either by striking out the printed names and inserting such other person’s name in the blank space provided in the Form of Proxy and signing the Form of Proxy or by completing and signing another proper Form of Proxy and, in either case, depositing the completed Form of Proxy at the Corporation’s head office, 2140 Pegasus Way N.E. Calgary, Alberta T2E 8M5 Attention: Sonia Goeseels, no later than the close of business on the last business day immediately preceding the day of the Meeting or any adjournment thereof or by delivering the Form of Proxy to the chairman at the Meeting or any adjournment thereof. To be valid, a proxy must be executed legally by a registered shareholder, as registered.  A proxy executed by a registered shareholder which is a corporation must be properly executed and evidence of authority to sign of the representative of such corporation, satisfactory to the Corporation, may by filed with such proxy or may be requested by the Corporation prior to accepting such proxy for use at the Meeting.

A shareholder may revoke a proxy given pursuant to this solicitation with respect to any matter brought before the Meeting on which a vote has not already been cast, by depositing an instrument in writing executed by him or by his proxy authorized in writing, with the Corporation at its head offices at any time up to and including the last business day immediately preceding the day of the Meeting or any adjournment thereof, or with the chairman at the Meeting or any adjournment thereof. A shareholder may also revoke a proxy in any other manner permitted by law. A non-registered shareholder (see below under “Non-Registered Holders”) may revoke a voting instruction form or a waiver of the right to receive documents and to vote given to an intermediary at ay time by written notice to the Intermediary (as defined below under “Non-Registered Holders”), except that an Intermediary is not required to act on a revocation a voting instruction form or of a waiver or the right to receive documents and to vote that is not received by the Intermediary at least seven days prior to the Meeting.

 NON-REGISTERED HOLDERS

Only registered holders of shares of common stock of the Corporation (the “Common Shares”), or the persons they appoint as their proxies, are permitted to attend and vote at the Meeting. However, in many cases, Common Shares of the Corporation beneficially owned by a holder (a “Non-Registered Holder”) are registered either:

(A)

in the name of an intermediary (an “Intermediary”) that the Non-Registered Holder deals with in respect of the shares,  such as, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered registered retirement savings plans, registered retirement income funds and registered educational savings plans and similar plans; or

(B)

in the name of a clearing agency (such as The Canadian Depository for Securities Limited) of which the Intermediary is a participant.

The Corporation has distributed copies of the Notice of Meeting, this Proxy Statement and the Form of Proxy (collectively, the “Meeting Materials”) to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

Intermediaries are required to forward Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. Very often, intermediaries will use service companies to forward the Meeting Materials to Non-Registered Holders. Generally, Non-Registered Holders who have not waived the right to receive Meeting Materials will either:

(A)

be given a proxy which has already been signed by the intermediary (typically by facsimile, stamped signature) which is restricted as to the number of shares beneficially owned by the Non-Registered Holder but which is otherwise black. This form of proxy need not be signed by the Non-Registered Holder. In this case, the Non-Registered Holder who wishes to submit a proxy should otherwise properly complete the Form of Proxy and deposit it with the Corporation at 2140 Pegasus Way N.E, Calgary, Alberta  T2E 8M5

(B)

more typically, be given a voting instruction form which must be completed and signed by the Non-Registered Holder in accordance with the directions on the voting instruction form (which may in some cases permit the completion of the voting form by telephone).

The purpose of these procedures is to permit Non-Registered Holders to direct the voting of the shares they beneficially own. Should a Non-Registered Holder who receives either a Form of Proxy, a proxy or a voting instruction form wish to attend and vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Holder), the Non-Registered Holder should strike out the names of the persons named in the proxy and insert the Non-Registered Holder’s name (or such other corresponding directions on the form.) In either case, Non-Registered Holders should carefully follow the instructions of their Intermediaries, including those regarding when and where the proxy or the proxy authorization form is to be delivered, and their service companies.

EXERCISE OF DISCRETION BY PROXY

Shares represented by properly executed proxies in favour of the persons designated in the enclosed Form of Proxy will be voted in accordance with the instructions given by the shareholder thereon. In the absence of any direction to the contrary, such shares will be voted in Favour of matters identified in the Notice of Meeting. Instructions with respect to voting will be respected by the persons designated in the enclosed Form of Proxy. With respect to other matters which may properly come before the Meeting, such shares will be voted by the persons so designated in their discretion. As at the date of this Proxy Statement, management or the Corporation knows of no such amendments, variations or other matters.

VOTING SHARES

The Corporation has fixed October 1, 2004 as the record date (the “Record Date”) for the purpose of determining the shareholders entitled to receive the Notice of Meeting. As of October 1, 2004, there were 34,622,243 Common Shares of the Corporation issued and outstanding each carrying the right to one vote per share. Any common share that is registered at the close of business on the Record Date will entitle its holder or any proxy named by him to receive notice of and to vote at the Meeting and at any adjournment thereof. Shares may be voted for or be withheld from voting with respect to the election of directors and the appointment of auditors and the authorization of directors to fix their remuneration. On all other matters, the shareholders may vote for or against the proposal.

The Corporation has prepared an alphabetical list of shareholders entitled to vote as of the Record Date at the Meeting that shows the number of Common Shares held by each shareholder. The list of shareholders is available for consultation during usual business hours at the office of the Corporation’s transfer agent and registrar, Holladay Stock Transfer Inc., located at 2939 North 67th Place, Suite “C”, Scottsdale, Arizona 85251, and at the Meeting.

Unless otherwise indicated, the matters submitted to a vote at the Meeting must be approved by a majority of the votes cast by the holders of Common Shares attending the meeting in person or by proxy.

The Chairman of the Meeting may conduct the vote on any matter by a show of hands of shareholders and proxy holders present at the Meeting and entitled to vote thereat unless a ballot is demanded by a shareholder present at the Meeting or by a proxy holder entitled to vote at the Meeting or unless the Chairman declares that proxies representing not less than 5% of the shares entitled to be voted at the Meeting would be voted against what would otherwise be the decision of the Meeting on such matter.

PRINCIPAL HOLDERS, EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth information concerning the beneficial ownership of our outstanding common stock as of October 1, 2004 for: each of our directors and executive officers individually; each person or group that we know owns beneficially more than 5% of our common stock; and all directors and executive officers as a group.

Rule 13d-3 under the Securities Exchange Act defines the term, "beneficial ownership". Under this rule, the term includes shares over which the indicated beneficial owner exercises voting and/or investment power.  The rules also deem common stock subject to options currently exercisable or exercisable within 60 days, to be outstanding for purposes of computing the percentage ownership of the person holding the options but do not deem such stock to be outstanding for purposes of computing the percentage ownership of any other person.  The applicable percentage of ownership for each shareholder is based on 34,622,243 shares of common stock outstanding plus individual option shares outstanding as of October 1, 2004, together with applicable options for that shareholder.  Except as otherwise indicated, we believe the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power over the number of shares listed opposite their names.

Name and Address of Beneficial Owner Officers and Directors	Number of Shares of Beneficial Owner	Percentage of shares owned
Douglas N. Mac Donald St. Albert, Alberta Canada	(1) 4,911,246	13.48%
Robert L. Robins Calgary, Alberta Canada	(2) 1,377,500	3.82%
Dr. Roy L. Queen Kamloops, B.C. Canada	(3) 2,550,365	7%
Bernd Reuscher Edmonton, Alberta Canada	(4) 5,231,394	14.36%

Kim Law Calgary, Alberta Canada	(5) 443,500	1.22%
Sonia Goeseels Calgary, Alberta Canada	(6) 693,250	1.90%
Jack (John) Thomson Kingston, Ontario Canada	(7) 225,000	0.62%

Total shares owned by Officers and Directors are 15,432,255   Percentage of shares 42.80%

(1)

Doug Mac Donald - 4,911,246 Shares

724,000 of these shares are held in the name of Douglas  Mac Donald, 225,000 of these shares are held in the name of Mr. Mac Donalds’ wife Patricia Mac Donald, 1,200,024 of these shares are held in the name of Mac Donald Venture Corp. of which Mr. Mac Donald is the sole officer and Director, 375,000 of these shares are held in the form of stock options giving Mr. Mac Donald the right to purchase up to 375,000 shares  for $0.14 per share until September 30, 2007, 490,000 of these shares are held in the form of stock options giving Mr. Mac Donald the right to purchase up to 490,000 shares for $0.035 per share until September 30, 2007.  Doug Mac Donald is part owner of 989939 Alberta Ltd. with a share position of 1,714,772 shares. *(50% is owned by Doug Mac Donald and 50% is owned by Bernd Reuscher) 19,500 of these shares are held in 732352 Alberta Ltd. in which Mr. Mac Donald is the sole officer and Director 162,950 of  these shares are held in the name of Mac Donald & Associates Gaming Specialists Inc., of which Mr. Mac Donald is the sole officer and Director.

(2)

Bob Robins - 1,377,500 Shares

750 of these shares are held in the name of Robins Nest Holdings Inc. 721,250 of these shares are held in the name of Bob Robins, 255,000 of these shares are held in the form of stock options giving Mr. Robins the right to purchase up to 255,000 shares for $0.14 per share until September 30, 2007, 400,500 of these shares are held in the form of stock options giving Mr. Robins the right to purchase up to 400,500 shares for $0.035 per share until September 30, 2007.

(3)

Dr. Roy Queen – 2,550,365 Shares

2,217,032 of these shares are held in the name of Dr. Queen, 333,333 of these shares are held in the name of Drin Holdings Ltd., which is solely owned by Dr. Queen

 (4)

Bernd Reuscher - 5,231,394 Shares

691,622 of these shares are held in the name of Bernd Reuscher, 2,825,000 of these shares are held in the name of MBR Venture Corp. of which Mr. Reuscher is the sole officer and Director, Bernd Reuscher is part owner of 989939 Alberta Ltd. with a share position of 1,714,772 shares. *(50% is owned by Bernd Reuscher and 50% is owned by Doug Mac Donald).

(5)

Kim Law - 443,500 Shares

301,000 of these shares are held in the name of Kim Law, 142,500 of these shares are held in the form of stock options giving Mr. Law the right to purchase up to 142,500 shares for $0.14 per share until September 30, 2007.

(6)

Sonia Goeseels- 693,250 - Shares

750 of these shares are held in the name of Sonia Goeseels, 142,500 of these shares are held in the form of stock options giving Ms. Goeseels the right to purchase up to 142,500 shares for $0.14 per share until September 30, 2007, 550,000 of these shares are in 1035760 Alberta Ltd, a numbered Company wholly owned by Ms. Goeseels.

(7)

Jack (John) Thomson – 225,000 Shares

225,000 of these shares are held in the name of John AP Thomson & Diana Thomson.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

For the upcoming fiscal year, management of the Corporation proposes the election of six (6) directors.  The persons named in the enclosed Form of Proxy intend to vote in favour of the election of the six nominees whose names are set forth below unless specifically instructed on the

Form of Proxy to withhold such vote.

Management of the Corporation does not contemplate that any of the nominees will be unable or for any reason will be unwilling to serve as a director, but if that should occur for any reason prior to the election, the persons named in the enclosed Form of Proxy reserve the right to vote for another properly qualified nominee in their discretion.

The election of the directors will be based on a plurality of votes, which the nominees receiving the most votes becoming members of the Board for the ensuing year.

Each director will hold office until the next annual meeting of shareholders or until his successor is duly elected, unless he resigns or his office becomes vacant by removal, death or other causes.

The following table states the name of each of the persons proposed to be nominated for election as director, all other positions and offices with the Corporation now held by such person, his principal occupation and the name and principal business of the person or company in which any such employment is carried on, the year in which such person became a director of the Corporation, and the number of Common Shares of the Corporation that such person has advised are beneficially owned or over which control or direction is exercised by such person as at October 01, 2004.

Name	Age	Title	Term of Service

Douglas N. Mac Donald	56	Director, President, CEO	07/98 to present

Robert L. Robins	63	Director/V.P./Sec. Treasurer	07/98 to present

Kim Law	37	Director/CFO/V.P. of Finance	CFO/VP - 6/99 to present Director – 8/02 to present

Dr. Roy Queen	62	Director	12/98 to present

Bernd Reuscher	61	Director	04/02 to present

Jack ( John) Thomson	75	Director	10/04 to present

Mr. Douglas N. Mac Donald - Chief Executive Officer, President and a Director and one of the original founders of Vencash Capital Corporation a wholly-owned Westsphere Asset Corporation subsidiary.  In March 1995 Mr. Mac Donald retired from the RCMP after a distinguished twenty-five year service career.  In April 1995 Mr. Mac Donald developed Mac Donald Gaming Corporation and Mac Donald Venture Corporation.  These companies were designed specifically to provide support to developers in the gaming industry and also to develop new business opportunities.  Since 1998 Mr. Mac Donald has devoted his time to the development of Westsphere Asset Corporation and its subsidiary companies.  Mr. Mac Donald is presently President and Chief Executive Officer and is a member of the Board of Directors of both Westsphere Asset Corporation and Vencash Capital Corporation.

Mr. Robert L. Robins - Vice President, Director and Secretary/Treasurer of Westsphere Asset Corporation.  Mr. Robins is a retired member of the Calgary Police Service, retiring in 1991 after serving in the Homicide and Criminal Intelligence Units. Prior to service with the City Police Mr. Robins was a serving member of the Canadian Armed Forces serving with the U.N. Peace Keeping in the Middle East and with NATO in Europe. After retiring from the City Police, Mr. Robins was employed with Alberta Family & Social Services Fraud Investigation.  Mr. Robins has a total of 38 years of experience in all levels of government Federal, Provincial and Municipal.  Mr. Robins also sits as Secretary/Treasurer, and Director of Vencash Capital Corporation.

Dr. Roy Queen, B.A.,D.M.D.,M.S.C.,M.R.C.D. - Director - Dr. Queen earned a Bachelor of Arts degree with a double major in Biology and Chemistry at the University of Saskatchewan.  He later earned a Doctor of Medical Dentistry (D.M.D.) from the University of Manitoba.  After practicing in General Dentistry in Winnipeg, Manitoba he attended the University of Manitoba receiving a master’s degree in Biological Science (M.S.C.) with a thesis research paper on Congenital Deformities (Trisomy 21).  Dr. Queen taught at the University of Manitoba in the department of orthodontics for one year and relocated to Kamloops B.C. to establish a practice in Clinical orthodontics and became a fellow of the Royal College of Dentistry (M.R.C.D.). Over a period of three to five years Dr. Queen developed computer software to aid in the diagnosis of x-rays presently being marketed through out Canada in the dentistry industry.  He has lectured in both Canada and the United States in excess of 100 occasions, and has conducted seminars in Poland, Russia, Yugoslavia and Switzerland.  Dr. Queen is a principal in the construction of a 24,000 square foot medical - dental building, a 23,000 square foot shopping mall and office complex and luxury condominiums in White Rock B.C. Dr. Queen has been an officer and director on several publicly traded companies such as Toba Gold Inc., Goldwin Ventures Inc. and Hymex Diamond Inc. Dr. Queen also sits on the Board of Directors of Vencash Capital Corporation.  Dr. Queen acts as a member of Westsphere’s compensation committee.

Mr. Kim S. Law - Vice President of Finance - Mr. Law has held this position since May, 2000.  Mr. Law has been instrumental in establishing the financial controls for Westsphere Asset Corporation and all of its subsidiary companies.  From July 1999 to April 2000, Mr. Law was the Vice President Finance of Kan-Can Resorts Ltd., a property development company.  The prior nine years Mr. Law was the Controller for Alpine Resorts Haven Ltd., a time share development company with property in Canmore, Alberta.

Bernd Reuscher – Director – Mr. Reuscher was employed for twenty years by Siemens AG, one of the largest German multi-national companies. During that time, Mr. Reuscher served in several Senior Executive positions in Europe, South America and Southeast Asia. Since 1994, Mr. Reuscher has been involved in the ownership and management of several private Canadian corporations in the areas of fast food franchising, fast food processing, land development, design and construction of high-end apartment buildings, corporate registries services and research and design of environmental products. Mr. Reuscher graduated in 1973 with an Engineering Degree in Telecommunications in Hamburg, Germany.  Mr. Reuscher acts as a member of Westsphere’s compensation committee.

Jack Thomson – Director – Mr Thomson was appointed to the Board on October 23, 2004.  Mr Thomson served in the Canadian military from 1943 to 1978 and retired at that time with the rank of Colonel.  From 1978 to 1983 he was Vice-President and co-owner of a Seattle based automobile dealership Auburn Lincoln Mercury Inc.  During the same period he was also President and C.E.O. of Auburn Import Export as well as Auburn Electronics.  In 1983, he returned to Canada and became the C.E.O. and C.O.O. of International Tempest Company, which provides electronic security sensing devices. From 1986 to 1990 he was Executive Director of the Canadian Red Cross Society, Kingston and District Branch.

Presently Mr. Thomson is the President and C.E.O. as well as the sole shareholder of the Cedar Island Sales and Service Ltd., a electronic gaming and lottery company and is an active member of the Board of Directors of the "Break Open Ticket Program Management Alliance".  He is currently the Chairman of the "Ethics and Education" committee.

From 1989 to 1995, Mr. Thomson served as Vice-Chairman of the Board of Director of the Canadian Forces "Communication Museum" and upon the death of the Chairman Mr. A.J.E. Child OC, CD became the Chairman and C.E.O. From 1994 to 1986, Mr. Thomson served on the Board of Directors of the Canadian Red Cross Kingston Ontario Division

The Board of Directors of Westsphere Asset Corporation Inc., at present, does not have an audit committee nor a nominating committee.  Until recently, the Corporation has not had sufficient independent members to have a nominating committee, but is now considering creation of such a committee.

The term of office for each Director is one (1) year, or until his/her successor is elected at Westsphere’s annual meeting and qualified.  The term of office for each officer of Westsphere is at the pleasure of the Board of Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) Beneficial Ownership Reporting Compliance

The following represents each person who did not file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years:

Name	Reporting Person	Form 3 # of transactions	Form 4 # of transactions	Form 5 # of transactions
Douglas Mac Donald	Chief Executive Officer, President and Member of the Board of Directors	1	5	1
Robert Robins	Vice President, Sec., Treasurer and member of the Board of Directors	1	10	1
Sonia Goeseels	Vice President of Administration	1	3	1
Kim Law	Vice President of Finance and member of the Board of Directors	1	3	1
Bernd Reuscher	Member of the Board of Directors	1	5	N/A
Dr. Roy Queen	Member of Board of Directors	1	17	1
Jack Thomson	Member of Board of Directors	1	0	0

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Cash Compensation

Compensation paid by Westsphere for all services provided during the fiscal year ended December 31, 2003, to Westsphere's President, Douglas Mac Donald.  No other executive officers of Westsphere earned more than $100,000.00 during any fiscal year.

The following table provides information regarding the compensation of the Corporation's chief executive officer during the last three (3) years.  Since none of the Corporation's more highly compensated executive officers other than the CEO have a total annual salary in excess of $100,000, no information re: their salary is provided.

SUMMARY COMPENSATION TABLE OF EXECUTIVES

Name and Principal Position	Year	Salary	Other
Douglas N. Mac Donald*1 President and Director	1999 2001 2002 2003	$33,393 $19,120*2 $59,092	0 0*2

*1Mr. Mac Donald receives compensation under a contract agreement through his corporation, Mac Donald and Associates Gaming Specialists Inc.

*2Mr. Mac Donald’s 2002 contract payment compensation reflects a contract agreement which expired on September 1, 2002.  Compensation for the period September 1, 2002 to December 31,

Compensation Pursuant to Management Contracts.

Douglas N. Mac Donald, President/CEO

Effective April 1, 2003, Mac Donald & Associates Gaming Specialists Inc. received $64,885 per annum payable monthly.  The contract allowed for an automatic renewal every six months subject only to any defaults by Mr. Mac Donald of the terms of the contract.  The contract also provided for a six-month severance package.  In addition, effective April 1, 2003, Douglas Mac Donald received $13,904 per annum payable monthly.   The contract allowed for an automatic renewal every six months subject only to any defaults by Mr. Mac Donald of the terms of the contract.  The contract also provided for a six-month severance package.

Kim Law, VP Finance/CFO

Effective March 1, 2003, Mr. Kim Law received $75,313 per annum payable monthly.  The contract allows for an automatic renewal every six months subject only to any defaults by Mr. Law of the terms of the contract.  The contract also provided for a six-month severance package.

Sonia Goeseels, VP Administration

Effective March 1, 2003, Ms. Sonia Goeseels received $37,772 per annum payable monthly.  The contract allows for an automatic renewal every six months subject only to any defaults by Ms. Goeseels of the terms of the contract.  The contract also provided for a six-month severance package.

Robert L. Robins, Vice President

Effective April 1, 2003, Mr. Robert Robins receives $13,904 per annum payable monthly.  The contract allows for an automatic renewal every six months subject only to any defaults by Mr. Robins of the terms of the contract.  The contract also provides for a six-month severance package.

Other Compensation - None; no stock appreciation rights or warrants exist.

Compensation of Directors

Westsphere did not pay any compensation for services provided by any member of the Board of Directors during the fiscal year ended December 31, 2003.

Termination of Employment and Change of Control Arrangements

None.

Key Employees Incentive Stock Option Plan

Employee

Option Granted

Exercise Price

Douglas N. Mac Donald

375,000

$0.14

Robert L. Robins

255,000

$0.14

Kim Law

142,500

$0.14

Sonia Goeseels

142,500

$0.14

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

To the knowledge of the Corporation, no director, officer, proposed nominee for election as a director of the Corporation of any associate or affiliated of said persons has any material interest in a transaction having been concluded since the commencement of the Corporation’s last two (2) financial years or has an interest in any proposed transaction which has materially affected or would materially affect the Corporation or any or its subsidiaries.

PROPOSAL NUMBER TWO

APPOINTMENT OF AUDITORS

At the Meeting, the shareholders will be asked to approve an ordinary resolution to appoint Miller & McCollum as U.S. auditors of the Corporation, for the next year and to authorize the directors to fix their remuneration. A majority of the votes cast must be in favour of this resolution in order for it to be approved.

Miller & McCollum has been the Corporation’s auditors since Dec. 1999.

Unless it is specified in the Form of Proxy that the shares represented by the proxy shall be refrained from voting with respect to the appointment of auditors, the persons named in the accompanying Form of Proxy intend to vote for the appointment of Miller & McCollum as the auditors of the Corporation until the next annual meeting of shareholders, and in favour of authorizing the directors to fix their remuneration.

It is not expected that any representative of Miller & McCollum will be present at the meeting and thus they will not be available to make a statement at the meeting or to respond to questions from the shareholders.

At the Meeting, the shareholders will be asked to approve an ordinary resolution to appoint Sam Yeung as Canadian auditor of the Corporation, for the next year and to authorize the directors to fix their remuneration. A majority of the votes cast must be in favour of this resolution in order for it to be approved.

Sam Yeung has been the Corporation’s auditors since Dec. 1999.

Unless it is specified in the Form of Proxy that the shares represented by the proxy shall be refrained from voting with respect to the appointment of auditors the persons named in the accompanying Form of Proxy intend to vote for the appointment of Sam Yeung as the auditors of the Corporation until the next annual meeting of shareholders, and in favour of authorizing the directors to fix their remuneration.

It is not expected that any representative of Sam Yeung will be present at the meeting and thus they will not be available to make a statement at the meeting or to respond to questions from the shareholders.

Audit Fees

The aggregate fees billed for each of the last two fiscal years for professional services rendered by Miller & McCollom, Certified Public Accountants for the audit of our annual financial statements and review of financial statements included in our Form 10-QSB quarterly reports and services normally provided by Miller & McCollom, Certified Public Accountants, in connection with statutory and regulatory filings or engagements were $20,950 for the fiscal year ended 2003 and $19,950 for the fiscal year ended 2002.

Audit-Related Fees

There were no fees for other audit related services for the fiscal years ended 2003 and 2002.

Tax Fees

There were no fees for tax compliance, tax advice, and tax planning for the fiscal year ended 2003 and 2002.

All Other Fees

There were no other aggregate fees billed in either of the last two fiscal years for products and services provided by Miller & McCollom, Certified Public Accountants, other than the services reported above.

WESTSPHERE SYSTEMS INC.

As a result of the reorganization of Westsphere Systems Inc., in March 2004, Mr. Alex Blaauw was transferred from Vancouver office to Calgary as Chief Technical Support. Mr. Blaauw’s duties include maintenance of our Broadband supply from Peer 1 and technical requirements for our Vancouver based server systems, in addition Alex acts as service and installation technician for both Vencash ATM and Trac POS.  Mr. Doug Mac Donald, CEO and President of Westsphere Asset Corp., was appointed President of WSI, Ms. Sonia Goeseels, Vice President of Administration of Westsphere Asset Corp. was appointed Vice President of WSI. and Mr. Bob Robins, Vice President of Westsphere Asset Corp was appointed Chief Operating Officer of WSI.

AVAILABILITY OF DISCLOSURE DOCUMENTS

Copies of the Corporation’s Annual Report (including audited financial statements and management’s discussion and analysis), and this Proxy Statement may be obtained on request from the Secretary of the Corporation. The Corporation may require the payment of a reasonable charge when the request is made by someone other than a shareholder.

Only one annual report and proxy statement will be delivered by the Corporation to multiple security holders sharing the same address unless the Corporation receives contrary instructions from one or more of the security holders.  Upon receipt of a written or oral request, the Corporation shall cause to be delivered a separate copy of its Annual Report and this Proxy Statement to a security holder at a shared address to which a single copy of the documents was delivered and instructions as to how a security holder can notify the Corporation that the security holder wishes to receive a separate copy of an Annual Report or Proxy Statement.  Security holders can direct notification to the Corporation that the security holder wishes to receive a separate Annual Report and/or Proxy Statement in the future by calling (403) 290-0264.  Security holders sharing an address can request delivery of a single copy of Annual Reports and/or Proxy Statements if they are receiving multiple copies of such documents by calling the same telephone number.

PROPOSAL NUMBER THREE

SPIN-OFF OF VENCASH CAPITAL CORPORATION

The Corporation’s Board of Directors believes that it is in the best interests of the shareholders that a portion of the shares of its wholly-owned subsidiary, Vencash Capital Corporation, an Alberta corporation (“Vencash”) be distributed to the shareholders. The Board proposes that the shareholders authorise the Board, at a later date, to set the actual percentage amount of Vencash that is to be distributed.

Distribution of the shares of Vencash to the shareholders will be done as of a set record date, which the Board shall set in the future and give notice of to the shareholders. All shareholders of the Corporation regardless of class shall participate in the distribution on a pro rata basis

Distribution of the shares of Vencash will be preceded by the filing of a registration statement with the Securities and Exchange Commission, to register the securities to be distributed. Following the effective date of the registration statement, Vencash will be which would result in Vencash becoming subject to the reporting requirements of the SEC. It is the intention of the Corporation and the management of Vencash that Vencash would then find a market maker to submit an application to have the common stock approved for trading on the OTC/Bulletin Board. It is the belief of the management of the Corporation and Vencash that this would result in Vencash being to attract financing to expand its operations and possibly also provide the shareholders liquidity in their investment in Vencash.

The Board of Directors recommend that the above-described spin-off of Vencash be approved by the shareholders and that the shareholders authorize the board to determine the exact percentage of the shares of Vencash that will be distributed in the spin-off and that the spin-off take place after completion of the various filings and compliance with regulations that are required by applicable securities laws.

PROPOSAL NUMBER FOUR

DEFINING TERMS OF CLASS OF PREFERRED STOCK

At the Annual Meeting of Shareholders held on December 7, 2002, the shareholders approved the creation of a class of preferred stock, subject to the determination of the final terms of such class by the Corporation’s Board of Directors.

The Board has now set the terms of the Preferred Stock, as set forth below, and request that the shareholders approve these terms:

(a) Any dividends declared by the Board of Directors, in the form of stock, cash or otherwise, shall be distributed to the Corporation’s shareholders as follows: (a) seventy-five percent (75%) of such dividend shall be distributed to the holders of the Preferred Shares on a pro rata basis; and (b) the remaining twenty-five (25%) shall be distributed to the holders of the Preferred Shares and the Common Shares, on a pro rata basis, with one share of Preferred Stock and one share of Common Stock being treated equally.

(b) In the case of a sale of any of the Corporation's business operations or in the event of a wind up or a liquidation of the Corporation's assets, the remaining cash to be distributed to the shareholders shall be distributed on the same basis as described in paragraph (a) above.

(c) The Board of Directors will determine the amount of proceeds to be distributed from the sale of any of the Company's assets and will determine whether any dividend will be issued by the Corporation.  The Board of Directors will determine the date that such dividend will be paid.

(d) During the period commencing on January 22, 2005 and concluding forty-five (45) days later, each holder of shares of common stock shall have the right to surrender their shares of common stock in exchange for shares of preferred stock on a basis of 1:1. Each shareholder shall exercise this right by delivering to the Corporation or the Corporation’s transfer agent the certificates representing such shareholder’s shares of common stock, duly endorsed with appropriate signature guarantees affixed thereto, on or before the date determined above in this subsection (d).

(e) Upon conversion of a common share to a preferred share, the preferred shareholder will have the right to convert such preferred share to a share of common stock (1:1) upon delivery of 21 days written notice to the Corporation, at a price of $0.05 per share payable to the Corporation.

(f) Upon conversion of a common share to a preferred share, voting of such preferred shares vest with the Board of Directors as set out in the shareholder’s resolution approved at the Annual Meeting of Shareholders held on December 7, 2002;

(g) Upon receipt of notice of the request to convert from preferred share to common stock, share certificates will be issued with the following share trading restrictions;  1/3 of the total shares to be converted will be restricted from trading for a period of 6 months from the date of conversion; 1/3 of the total shares to be converted will be restricted from trading for a period of 1 year from the date of conversion; and 1/3 of the total shares to be converted will be restricted from trading for a period of 18 months from the date of conversion.

(h) Any consolidation or split of one class of the Corporation’s stock will have the same effect on the other class of shares. In the case of a consolidation of the Corporation’s common stock, outstanding shares of the Preferred Stock will also be consolidated and the price for conversion of the preferred stock into the common stock shall be increased by the same multiple of the consolidation of the common stock.

PROPOSAL NUMBER FIVE

REVERSE SPLIT

The Corporation’s Board of Directors proposes a reverse split of its outstanding shares of common stock on the basis of one (1) share for each twenty (20) shares held by each holder, with all fractional shares rounded up to the next whole number.  The effective date of the reverse split on the OTC/Bulletin Board shall be determined by the Corporation’s Chief Executive Officer.  In the event that any shares of preferred stock, or any options, are outstanding as of the record date of the reverse split, then the shares of common stock issued upon conversion of such preferred stock and the shares of common stock issuable upon exercise of such options, shall be reduced by the same factor of 20:1, with any and all fractions being rounded up to the next whole share number.  However, the conversion price and the exercise price of each such preferred share and/or option shall increase by a factor of 20.

The Corporation’s Board of Directors also is proposing an increase in the Corporation's authorized shares of common stock to 75 million shares of common stock to take effect immediately subsequent or simultaneously with the reverse split.

PROPOSAL NUMBER SIX

INDEPENDENT DIRECTORS STOCK OPTION OR STOCK AWARD PLAN

The Board of Directors proposes a stock option or stock award plan for a total of 750,000 shares of it common stock to be issued prior to the effective date of the reverse split referred to in Proposal Number Five above (the “Plan”) for which only independent members of the Board of Directors shall be eligible. The independent members of the Board of Directors are those members that do not have a management or executive office position with the Corporation and are not otherwise under a consulting agreement or receiving salary or any other employee type benefits from the Corporation. Based on the nominees presented for election to the Board of Directors at the Meeting, such independent members, and the stock options that they are to receive under the Plan, would be

Dr. L.R. (Roy) Queen

300,000 shares

Mr. Bernd Reuscher

300,000 shares

Mr. Jack Thomson.

150,000 shares

On the date of grant, thirty percent (30%) of the options shall vest; fifty percent (50%) shall vest on the first anniversary of the grant and twenty percent (20%) shall vest on the second anniversary.  All unexercised options shall expire on the third anniversary of the grant.

The exercise price for the options shall be equal to two (2) times the market price for the Corporation’s common stock on the date of grant.

Neither the Plan nor the securities to be issued under the plan will be registered on a Form S-8 Registration Statement or any other registration statement and thus will be considered “restricted securities” as such term is defined under the U.S. Securities Act of 1933 and will be subject to a minimum hold period of one year from the date that the shares are actually issued.

 QUORUM AND VOTING

In an election of directors, that number of candidates equalling the number of directors to be elected having the highest number of votes cast in favour of their election, are elected to the Board of Directors of the Corporation (the “Board of Directors”), provided a quorum is present.  Votes may be cast or withheld with respect to the Proposal to elect each of the six (6) members of the Board of Directors for terms expiring at the Corporation’s Annual Meeting of Shareholders in 2005.  Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation for such Proposal and, therefore, will not affect the outcome of the vote on such Proposal.

Record holders of our common stock may cast one vote for each director nominated for office and one vote for each other Proposal for each share held of record at the close of business on October 1, 2004.

Approval of the matters before the meeting requires the affirmative vote of a majority of the votes cast by shareholders present at the meeting in person or by proxy.

OTHER MATTERS

The management of the Corporation knows of no other matter to come before the Meeting other than those referred to in the Notice of Meeting. However, if any other matters which are not known to the management should properly come before the Meeting, the accompanying Form of Proxy confers discretionary authority upon the persons named therein to vote on such matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS

For the next annual meeting of the shareholders of the Corporation, shareholders must submit to the Corporation any proposal that they wish to be included in the Corporation’s Proxy Statement and Form of Proxy no later than October 17, 2005.  The written proposal must be received at the Corporations principal executive offices at 2140 Pegasus Way N.E. Calgary, Alberta Canada T2E 8M5

Any notice of a shareholder proposal submitted outside the processes described above shall be considered untimely after November 20, 2005.

AUTHORIZATION

The contents and the mailing of this Circular have been approved by the Board of Directors of the Corporation.

/s/ Douglas N MacDonald

Douglas N. Mac Donald,

President and Chief Executive Officer

DATED at Calgary, Alberta January 20, 2005.

Proxy                                          WESTSPHERE ASSET CORPORATION, INC.                     Proxy

The undersigned hereby appoints Douglas Mac Donald and Robert Robins, the true and lawful proxies of the undersigned, having full power to substitute, to represent the undersigned and to vote all shares of common stock, no par value (the “Common Stock”) of WESTSPHERE ASSET CORPORATION, INC. a Nevada corporation , which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of WESTSPHERE ASSET CORPORATION, INC. (the “Annual Meeting”) to be held at 10:00 a.m., local time, on January 22, 2005 at the offices of WESTSPHERE ASSET CORPORATION, INC., 2140 Pegasus Way N.E., Calgary, Alberta T2E 8M5, or any postponed or adjourned meetings thereof as indicated below.

1)

To elect a six (6) member Board of Directors to serve until the next Annual Meeting of Shareholders of the Company or until their successors are duly elected and qualified;

Douglas Mac Donald   FOR

AGAINST

WITHHOLD

Robert L. Robins          FOR

AGAINST

WITHHOLD

Kim Law                         FOR

AGAINST

WITHHOLD

Dr Roy Queen              FOR

AGAINST

WITHHOLD

Bernd Reuscher           FOR

AGAINST

WITHHOLD

Jack (John) Thomson   FOR

AGAINST

WITHHOLD

2)

To ratify the Board of Directors' selection of US auditors, Miller & McCollum for the 2005 fiscal year;

FOR

AGAINST

WITHHOLD

To ratify the Board of Directors' selection of Canadian auditors, Sam Yeung, for the 2004 fiscal year;

FOR

AGAINST

WITHHOLD

3)	To approve a Spin-off of VENCASH CAPITAL CORPORATION FOR AGAINST WITHHOLD
4)	To approve.the terms of the Preferred Stock; FOR AGAINST WITHHOLD
5)	To approve a Reverse Split FOR AGAINST WITHHOLD
6)	To approve a Stock Option or Stock Award Plan for Independent Directors FOR AGAINST WITHHOLD

NOTE: Please date this proxy and sign it exactly as your name or names appear on your shares. If signing as an attorney, executor, administrator, guardian or trustee, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer or officers, affix corporate seal and attach a certified copy of resolution or bylaws evidencing authority.

Name as it appears on share certificate (please print)	Signature

Address	Date

Number of Shares